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                                                                      Exhibit 23




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of GENICOM Corporation and Subsidiaries on Form S-8 (FILE Nos. 33-29388, 33-41148, 33-49472, 33-53843 and 333-01845) of our report dated January 30, 1997, on our audits of the consolidated financial statements and financial statement schedule of GENICOM Corporation and Subsidiaries as of December 29, 1996 and December 31, 1995 and for the three fiscal years in the period ended December 29, 1996, which report is included on page F-2 in this Annual Report on Form 10-K.





Coopers & Lybrand, L.L.P.

McLean, Virginia
March 27, 1997





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